Exhibit 10.5
AMENDMENT NO. 1 TO SEVERANCE AGREEMENT

AMENDMENT NO. 1 TO THE SEVERANCE AGREEMENT (this “Amendment”) made as of April 28, 2022 by and between GRIFFON CORPORATION, a Delaware corporation (hereinafter “Griffon”) and Brian G. Harris (hereinafter, the “Executive”).
WITNESSETH:
WHEREAS, Griffon and the Executive entered into that certain Severance Agreement, dated as of July 30, 2015 (hereinafter, the “Severance Agreement”).
NOW, THEREFORE, the parties hereto agree to amend the Severance Agreement as follows, effective as of the date hereof.
1.Section 4(d)(i) shall be deleted in its entirety and replaced with the following:
“(i) a lump sum payment, to be paid as soon as administratively feasible following the date on which the release becomes effective, and in any event within ten (10) days thereafter, equal to two and one-half (2.5) times the sum of (A) the Salary (disregarding any reduction in Salary that would constitute Good Reason) and (B) the average of the total bonuses paid to the Executive for each of the three Fiscal Years immediately prior to such termination; and”
2.Section 4(d)(ii) shall be deleted in its entirety and replaced with the following:
“(ii) a pro-rata portion of the higher of (A) the actual bonus that the Executive received for the most recently completed Fiscal Year; or (B) the Target Bonus, to be paid as soon as administratively feasible following the date on which the release becomes effective, and in any event within ten (10) days thereafter; and”
3.The parties hereby agree that except as specifically provided in and modified by this Amendment, the Severance Agreement is in all other respects hereby ratified and confirmed. This Amendment shall be construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law). This Amendment may be executed in one or more counterparts (including by facsimile, “portable document format,” or other electronic means) each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

GRIFFON CORPORATION
By:     /s/ Seth L. Kaplan
Name:    Seth Kaplan
Title:    Senior Vice President

    /s/ Brian G. Harris
Brian G. Harris
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